Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares, Inc. of our reports dated October 22, 2018, relating to the financial statements and financial highlights, which appear in iShares Core MSCI Emerging Markets ETF, iShares Currency Hedged MSCI Emerging Markets ETF, iShares Edge MSCI Min Vol Emerging Markets ETF, iShares Edge MSCI Min Vol Global ETF, iShares Edge MSCI Multifactor Emerging Markets ETF, iShares MSCI Australia ETF, iShares MSCI Austria ETF, iShares MSCI Belgium ETF, iShares MSCI Brazil ETF, iShares MSCI BRIC ETF, iShares MSCI Canada ETF, iShares MSCI Chile ETF, iShares MSCI Colombia ETF, iShares MSCI EM ESG Optimized ETF, iShares MSCI Emerging Markets Asia ETF, iShares MSCI Emerging Markets ETF, iShares MSCI Emerging Markets ex China ETF, iShares MSCI Emerging Markets Small-Cap ETF, iShares MSCI Eurozone ETF, iShares MSCI France ETF, iShares MSCI Frontier 100 ETF, iShares MSCI Germany ETF, iShares MSCI Global Agriculture Producers ETF, iShares MSCI Global Energy Producers ETF, iShares MSCI Global Gold Miners ETF, iShares MSCI Global Metals & Mining Producers ETF, iShares MSCI Global Silver Miners ETF, iShares MSCI Hong Kong ETF, iShares MSCI Israel ETF, iShares MSCI Italy ETF, iShares MSCI Japan ETF, iShares MSCI Japan Small-Cap ETF, iShares MSCI Malaysia ETF, iShares MSCI Mexico ETF, iShares MSCI Netherlands ETF, iShares MSCI Pacific ex Japan ETF, iShares MSCI Russia ETF, iShares MSCI Singapore ETF, iShares MSCI South Africa ETF, iShares MSCI South Korea ETF, iShares MSCI Spain ETF, iShares MSCI Sweden ETF, iShares MSCI Switzerland ETF, iShares MSCI Taiwan ETF, iShares MSCI Thailand ETF, iShares MSCI Turkey ETF, iShares MSCI USA Equal Weighted ETF and iShares MSCI World ETFs’ Annual Reports on Form N-CSR for the year ended August 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

December 19, 2018